EXHIBIT 11


                                    KSW, INC.
                 STATEMENT OF VALUATION AND QUALIFYING ACCOUNTS
                                      000'S

                                               Balance at        Charged to       Charged to                          Balance
                                               Beginning         costs and            other                           at end
Description                                    of period         expenses           accounts         Deductions      of period
-----------                                    ---------         --------           --------         ----------      ---------
Year ended December 31, 2002
allowance for doubtful accounts and returns       $200              $---                $---            $---             $200

Year ended December 31, 2001
allowance for doubtful accounts and returns       $200              $---                $---            $---             $200

Year ended December 31, 2000
allowance for doubtful accounts and returns       $200              $---                $---            $---             $200




Year ended December 31, 2002
deferred income tax valuation                     $---             $1,045               $---            $---            $1,045

Year ended December 31, 2001
deferred income tax valuation                     $---              $---                $---            $---             $---

Year ended December 31, 2000
deferred income tax valuation                     $---              $---                $---            $---             $---
